Exhibit 99.1

JOINT PRESS RELEASE:

Asensus Surgical Announces Closing of Acquisition by KARL STORZ

KARL STORZ acquires US-headquartered company to create a surgical robotics hub and drive Perfomance-Guided Surgery™

Research Triangle Park, N.C., (US) / Tuttlingen (Germany), August 22, 2024 -- Asensus Surgical, Inc. (NYSE American: ASXC) (“Asensus Surgical” or “Asensus”), a global leader of innovative digital solutions for the operating room, today announced the closing of the merger (the “Merger”) with the KARL STORZ Group (“KARL STORZ”). The transaction was completed following approval by the Asensus Surgical stockholders.

Under the terms of the merger agreement, KARL STORZ Endoscopy-America, Inc., a wholly owned direct subsidiary of KARL STORZ, has acquired all outstanding shares of Asensus Surgical for $0.35 per share in cash. As a result of the acquisition, Asensus Surgical has become a subsidiary of KARL STORZ and its common stock has ceased trading on the NYSE American Exchange.

"We are thrilled to complete this merger with KARL STORZ, which marks an exciting new chapter for Asensus,” said Anthony Fernando, Asensus Surgical President and CEO. “By joining forces with a leading company in endoscopy that became a system provider for integrated MedTech, we are well-positioned to accelerate the development and delivery of our innovative robotic and digital surgical solutions. This union will benefit patients and surgeons worldwide by advancing precise, safer, and more predictable surgical outcomes."

The closing of this acquisition is a significant milestone for both companies.

"Asensus' cutting-edge technology and expertise in robotic surgery complements our comprehensive portfolio of surgical solutions,” said Karl-Christian Storz, CEO of KARL STORZ. “This enhances our portfolio and market presence, strengthening our position in the growing robotic and digital surgical market, particularly with the development of the next generation LUNA™ system. We are thrilled to welcome 200-plus talented Asensus team members into our company. Together, we will revolutionize healthcare by delivering better outcomes for patients and surgical teams worldwide."

Asensus was identified for acquisition by KARL STORZ for two primary reasons: the organization’s talent and technology. As a potential partner, Asensus turned out to be a perfect fit due to its similar philosophy and vision, and its experience in bringing its first-generation Senhance robot to market. Its second-generation LUNA™ System is also positioned to offer enhanced robotic precision, greater dexterity and a superior range of motion manipulation, which complements KARL STORZ's advanced visualization capabilities.

LUNA™ is currently under development and has not been submitted to, or cleared by, the US FDA or other global regulators, and is not available for sale in any market.

Jefferies LLC served as financial advisor to Asensus Surgical, and Ballard Spahr LLP served as legal counsel to Asensus Surgical. UBS Investment Bank served as financial advisor to KARL STORZ, and Ropes & Gray LLP served as legal counsel to KARL STORZ.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. Asensus’ novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about the Senhance® Surgical System and the new LUNA™ System in development, visit www.asensus.com.

About KARL STORZ SE & Co. KG

The medical technology company KARL STORZ was founded in 1945 in Tuttlingen, Germany, and is an international leader in the world of endoscopy. Now in its third generation, the family-owned company employs 9,400 people in more than 40 countries worldwide. The company portfolio includes 13,000 products for human and veterinary medicine. KARL STORZ stands for visionary design, precision craftsmanship and clinical effectiveness. Sales in the 2023 financial year amounted to 2.17 billion euros. Production sites are located in Germany, the USA, Switzerland and Estonia. KARL STORZ Endoscopy-America is a subsidiary of KARL STORZ SE & Co. KG.

Caution Regarding Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with the future development and commercial success of Asensus’ robotic and digital surgical solutions.

KARL STORZ MEDIA CONTACT:

Anja Ebert

Senior Director Corporate Communications

KARL STORZ SE & Co. KG

press@karlstorz.com
+49 162 2800649

ASENSUS SURGICAL CONTACT:

INVESTORS

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488